Exhibit 99.1
Caterpillar Inc.
2Q 2025 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Second-Quarter 2025 Results

	Second Quarter
($ in billions except profit per share)	2025	2024
Sales and Revenues	$16.6	$16.7
Profit Per Share	$4.62	$5.48
Adjusted Profit Per Share	$4.72	$5.99

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 and 14.

●	Second-quarter 2025 profit per share of $4.62; adjusted profit per share of $4.72
●	Enterprise operating cash flow was $3.1 billion in the second quarter of 2025
●	Deployed $1.5 billion of cash for share repurchases and dividends in the second quarter

IRVING, Texas, Aug. 5, 2025 – Caterpillar Inc. (NYSE: CAT) announced second-quarter 2025 results.
“The Caterpillar team remained focused on customer success and demonstrated solid operational performance this quarter,” said CEO Joe Creed. “We continued to see strong orders across our segments as demand remains resilient supported by infrastructure spending and growing energy needs.”
Sales and revenues for the second quarter of 2025 were $16.6 billion, a 1% decrease compared with $16.7 billion in the second quarter of 2024. The decrease was primarily due to unfavorable price realization of $414 million, partially offset by higher sales volume of $237 million. Higher sales volume was mainly driven by higher sales of equipment to end users.
Operating profit margin was 17.3% for the second quarter of 2025, compared with 20.9% for the second quarter of 2024. Adjusted operating profit margin was 17.6% for the second quarter of 2025, compared with 22.4% for the second quarter of 2024. Second-quarter 2025 profit per share was $4.62, compared with second-quarter 2024 profit per share of $5.48. Adjusted profit per share in the second quarter of 2025 was $4.72, compared with second-quarter 2024 adjusted profit per share of $5.99. For the second quarter of 2025 and 2024, adjusted operating profit margin and adjusted profit per share excluded restructuring costs.
For the second quarter of 2025, enterprise operating cash flow was $3.1 billion, and the company ended the second quarter with $5.4 billion of enterprise cash. In the quarter, the company deployed $0.8 billion of cash for repurchases of Caterpillar common stock and $0.7 billion of cash for dividends.
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the second quarter of 2024 (at left) and the second quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the second quarter of 2025 were $16.569 billion, a decrease of $120 million, or 1%, compared with $16.689 billion in the second quarter of 2024. The decrease was primarily due to unfavorable price realization of $414 million, partially offset by higher sales volume of $237 million and higher Financial Products' revenues of $46 million. Higher sales volume was mainly driven by higher sales of equipment to end users.
In the three primary segments, sales were higher in Energy & Transportation and lower in Construction Industries and Resource Industries.

Sales and Revenues by Segment
(Millions of dollars)	Second Quarter 2024	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Second Quarter 2025	$ Change	% Change

Construction Industries	$6,683	$(83)	$(459)	$9	$40	$6,190	$(493)	(7%)
Resource Industries	3,206	(13)	(94)	(11)	(1)	3,087	(119)	(4%)
Energy & Transportation	7,337	326	139	15	19	7,836	499	7%
All Other Segment	108	5	(1)	—	(8)	104	(4)	(4%)
Corporate Items and Eliminations	(1,494)	2	1	(2)	(50)	(1,543)	(49)
Machinery, Energy & Transportation	15,840	237	(414)	11	—	15,674	(166)	(1%)

Financial Products Segment	1,004	—	—	—	38	1,042	38	4%
Corporate Items and Eliminations	(155)	—	—	—	8	(147)	8
Financial Products Revenues	849	—	—	—	46	895	46	5%

Consolidated Sales and Revenues	$16,689	$237	$(414)	$11	$46	$16,569	$(120)	(1%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Second Quarter 2025
Construction Industries	$3,369	(15%)	$540	(20%)	$1,185	13%	$1,029	6%	$6,123	(8%)	$67	148%	$6,190	(7%)
Resource Industries	1,111	(8%)	541	3%	501	13%	851	(10%)	3,004	(4%)	83	(1%)	3,087	(4%)
Energy & Transportation	3,776	14%	493	12%	1,386	(2%)	905	(1%)	6,560	8%	1,276	2%	7,836	7%
All Other Segment	13	—%	—	—%	3	(25%)	17	42%	33	14%	71	(10%)	104	(4%)
Corporate Items and Eliminations	(33)		(3)		(3)		(7)		(46)		(1,497)		(1,543)
Machinery, Energy & Transportation	8,236	(3%)	1,571	(4%)	3,072	6%	2,795	(2%)	15,674	(1%)	—	—%	15,674	(1%)

Financial Products Segment	703	5%	105	4%	126	2%	108	(3%)	1,042	4%	—	—%	1,042	4%
Corporate Items and Eliminations	(88)		(20)		(18)		(21)		(147)		—		(147)
Financial Products Revenues	615	6%	85	6%	108	4%	87	1%	895	5%	—	—%	895	5%

Consolidated Sales and Revenues	$8,851	(2%)	$1,656	(4%)	$3,180	6%	$2,882	(2%)	$16,569	(1%)	$—	—%	$16,569	(1%)

Second Quarter 2024
Construction Industries	$3,957		$677		$1,047		$975		$6,656		$27		$6,683
Resource Industries	1,206		524		442		950		3,122		84		3,206
Energy & Transportation	3,308		439		1,421		912		6,080		1,257		7,337
All Other Segment	13		—		4		12		29		79		108
Corporate Items and Eliminations	(20)		(1)		(21)		(5)		(47)		(1,447)		(1,494)
Machinery, Energy & Transportation	8,464		1,639		2,893		2,844		15,840		—		15,840

Financial Products Segment	668		101		124		111		1,004		—		1,004
Corporate Items and Eliminations	(89)		(21)		(20)		(25)		(155)		—		(155)
Financial Products Revenues	579		80		104		86		849		—		849

Consolidated Sales and Revenues	$9,043		$1,719		$2,997		$2,930		$16,689		$—		$16,689

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the second quarter of 2024 (at left) and the second quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the second quarter of 2025 was $2.860 billion, a decrease of $622 million, or 18%, compared with $3.482 billion in the second quarter of 2024. The decrease was mainly due to unfavorable manufacturing costs. Unfavorable manufacturing costs largely reflected the impact of higher tariffs.

Profit (Loss) by Segment
(Millions of dollars)	Second Quarter 2025	Second Quarter 2024	$ Change	% Change
Construction Industries	$1,244	$1,741	$(497)	(29%)
Resource Industries	537	718	(181)	(25%)
Energy & Transportation	1,585	1,525	60	4%
All Other Segment	(5)	21	(26)	(124%)
Corporate Items and Eliminations	(566)	(344)	(222)
Machinery, Energy & Transportation	2,795	3,661	(866)	(24%)

Financial Products Segment	248	227	21	9%
Corporate Items and Eliminations	(36)	(243)	207
Financial Products	212	(16)	228	1,425%

Consolidating Adjustments	(147)	(163)	16

Consolidated Operating Profit	$2,860	$3,482	$(622)	(18%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the second quarter of 2025 was income of $84 million, compared with income of $155 million in the second quarter of 2024. The change was primarily driven by unfavorable foreign currency impacts, partially offset by favorable impacts from total return swap contracts.
•The effective tax rate for the second quarter of 2025 was 23.0% compared to 23.9% for the second quarter of 2024. Excluding discrete items, the second-quarter 2025 estimated annual effective tax rate was 23.0% compared with 22.5% for the second quarter of 2024. The estimated annual effective tax rate in the second quarter of 2024 excluded the impact of second-quarter losses of $228 million for the divestiture of two non-U.S. entities with no related tax benefit.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 and 14.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2025	$ Change	% Change
Total Sales	$6,683	$(83)	$(459)		$9	$40	$6,190	$(493)	(7%)

Sales by Geographic Region
	Second Quarter 2025	Second Quarter 2024	$ Change		% Change
North America	$3,369	$3,957	$(588)		(15%)
Latin America	540	677	(137)		(20%)
EAME	1,185	1,047	138		13%
Asia/Pacific	1,029	975	54		6%
External Sales	6,123	6,656	(533)		(8%)
Inter-segment	67	27	40		148%
Total Sales	$6,190	$6,683	$(493)		(7%)

Segment Profit
	Second Quarter 2025	Second Quarter 2024	Change		% Change
Segment Profit	$1,244	$1,741	$(497)		(29%)
Segment Profit Margin	20.1%	26.1%	(6.0	pts)

Construction Industries’ total sales were $6.190 billion in the second quarter of 2025, a decrease of $493 million, or 7%, compared with $6.683 billion in the second quarter of 2024. The decrease was primarily due to unfavorable price realization. Sales volume was also lower, primarily driven by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2025, while remaining about flat during the second quarter of 2024.
•In North America, sales decreased due to unfavorable price realization and lower sales volume. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2025, compared with an increase during the second quarter of 2024.
•Sales decreased in Latin America primarily due to lower sales volume and unfavorable currency impacts primarily related to the Brazilian real. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2025, compared with an increase during the second quarter of 2024.
•In EAME, sales increased due to higher sales volume and favorable currency impacts primarily related to the euro, partially offset by unfavorable price realization. Higher sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased during the second quarter of 2025, compared with a decrease during the second quarter of 2024.
•Sales increased in Asia/Pacific due to higher sales volume, partially offset by unfavorable price realization. Higher sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased during the second quarter of 2025, compared with a decrease during the second quarter of 2024.
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Construction Industries’ segment profit was $1.244 billion in the second quarter of 2025, a decrease of $497 million, or 29%, compared with $1.741 billion in the second quarter of 2024. The decrease was mainly due to unfavorable price realization. In addition, tariffs were also higher.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2025	$ Change	% Change
Total Sales	$3,206	$(13)	$(94)		$(11)	$(1)	$3,087	$(119)	(4%)

Sales by Geographic Region
	Second Quarter 2025	Second Quarter 2024	$ Change		% Change
North America	$1,111	$1,206	$(95)		(8%)
Latin America	541	524	17		3%
EAME	501	442	59		13%
Asia/Pacific	851	950	(99)		(10%)
External Sales	3,004	3,122	(118)		(4%)
Inter-segment	83	84	(1)		(1%)
Total Sales	$3,087	$3,206	$(119)		(4%)

Segment Profit
	Second Quarter 2025	Second Quarter 2024	Change		% Change
Segment Profit	$537	$718	$(181)		(25%)
Segment Profit Margin	17.4%	22.4%	(5.0	pts)

Resource Industries’ total sales were $3.087 billion in the second quarter of 2025, a decrease of $119 million, or 4%, compared with $3.206 billion in the second quarter of 2024. The decrease was primarily due to unfavorable price realization.
Resource Industries’ segment profit was $537 million in the second quarter of 2025, a decrease of $181 million, or 25%, compared with $718 million in the second quarter of 2024. The decrease was mainly due to unfavorable price realization of $94 million, unfavorable manufacturing costs of $44 million and the profit impact of lower sales volume of $31 million, including an unfavorable mix of products. Unfavorable manufacturing costs largely reflected the impact of higher tariffs.
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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Second Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2025	$ Change	% Change
Total Sales	$7,337	$326	$139		$15	$19	$7,836	$499	7%

Sales by Application
	Second Quarter 2025	Second Quarter 2024	$ Change		% Change
Oil and Gas	$1,867	$1,829	$38		2%
Power Generation	2,407	1,885	522		28%
Industrial	1,060	1,045	15		1%
Transportation	1,226	1,321	(95)		(7%)
External Sales	6,560	6,080	480		8%
Inter-segment	1,276	1,257	19		2%
Total Sales	$7,836	$7,337	$499		7%

Segment Profit
	Second Quarter 2025	Second Quarter 2024	Change		% Change
Segment Profit	$1,585	$1,525	$60		4%
Segment Profit Margin	20.2%	20.8%	(0.6	pts)

Energy & Transportation’s total sales were $7.836 billion in the second quarter of 2025, an increase of $499 million, or 7%, compared with $7.337 billion in the second quarter of 2024. The increase was due to higher sales volume of $326 million and favorable price realization of $139 million.
•Oil and Gas – Sales increased for turbines and turbine-related services. The increase was partially offset by lower sales of reciprocating engines, primarily engines used in gas compression applications.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications.
•Industrial – Sales increased in EAME, partially offset by decreased sales in North America and Latin America.
•Transportation – Sales decreased in marine. International locomotive deliveries were also lower.
Energy & Transportation’s segment profit was $1.585 billion in the second quarter of 2025, an increase of $60 million, or 4%, compared with $1.525 billion in the second quarter of 2024. The increase was primarily due to favorable price realization of $139 million and the profit impact of higher sales volume of $63 million, partially offset by unfavorable manufacturing costs of $154 million. Unfavorable manufacturing costs largely reflected the impact of higher tariffs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Second Quarter 2025	Second Quarter 2024	$ Change	% Change
North America	$703	$668	$35	5%
Latin America	105	101	4	4%
EAME	126	124	2	2%
Asia/Pacific	108	111	(3)	(3%)
Total Revenues	$1,042	$1,004	$38	4%

Segment Profit
	Second Quarter 2025	Second Quarter 2024	Change	% Change
Segment Profit	$248	$227	$21	9%

Financial Products’ segment revenues were $1.042 billion in the second quarter of 2025, an increase of $38 million, or 4%, compared with $1.004 billion in the second quarter of 2024. The increase was primarily due to a favorable impact from higher average earning assets of $49 million driven by North America and higher revenues from Insurance Services of $5 million, partially offset by an unfavorable impact from lower average financing rates of $20 million mainly in North America.
Financial Products’ segment profit was $248 million in the second quarter of 2025, an increase of $21 million, or 9%, compared with $227 million in the second quarter of 2024. The increase was mainly due to a favorable impact from equity securities of $28 million and a favorable impact from higher average earning assets of $20 million, partially offset by higher provision for credit losses at Cat Financial of $13 million and an unfavorable impact from lower net yield on average earning assets of $10 million.
At the end of the second quarter of 2025, past dues at Cat Financial were 1.62%, compared with 1.74% at the end of the second quarter of 2024. Write-offs, net of recoveries, were $18 million for both the second quarter of 2025 and the second quarter of 2024. As of June 30, 2025, Cat Financial's allowance for credit losses totaled $290 million, or 0.94% of finance receivables, compared with $282 million, or 0.95% of finance receivables at March 31, 2025. The allowance for credit losses at year-end 2024 was $267 million, or 0.91% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $602 million in the second quarter of 2025, an increase of $15 million from the second quarter of 2024. Lower restructuring costs, primarily due to the absence of the divestiture of two non-U.S. entities in 2024, and lower corporate costs, were more than offset by increased expenses due to timing differences, an unfavorable change in fair value adjustments related to deferred compensation plans and unfavorable impacts of segment reporting methodology differences.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, Aug. 5, 2025.
iii.Information on non-GAAP financial measures is included in the appendix on pages 13 and 14.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, Aug. 5, 2025, to discuss its 2025 second-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2024 sales and revenues of $64.8 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com

Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) other restructuring income/costs and (ii) restructuring costs related to the divestiture of two non-U.S. entities in 2024. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2025, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended June 30, 2025 - U.S. GAAP	$2,860	17.3%	$2,818	$646	$2,179	$4.62
Other restructuring (income) costs	56	0.3%	56	12	47	0.10
Three Months Ended June 30, 2025 - Adjusted	$2,916	17.6%	$2,874	$658	$2,226	$4.72

Three Months Ended June 30, 2024 - U.S. GAAP	$3,482	20.9%	$3,500	$836	$2,681	$5.48
Restructuring costs - divestiture of two non-U.S. entities	228	1.3%	228	—	228	0.47
Other restructuring (income) costs	30	0.2%	30	6	24	0.04
Three Months Ended June 30, 2024 - Adjusted	$3,740	22.4%	$3,758	$842	$2,933	$5.99

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended June 30, 2025, and 2024, these items consist of (i) the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense and (ii) restructuring costs related to the divestiture of two non-U.S. entities in 2024. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended June 30, 2025 - U.S. GAAP	$2,818	$646	23.0%
Excess stock-based compensation	—	1
Annual effective tax rate, excluding discrete items	$2,818	$647	23.0%
Excess stock-based compensation	—	(1)
Other restructuring (income) costs	56	12

Three Months Ended June 30, 2025 - Adjusted	$2,874	$658

Three Months Ended June 30, 2024 - U.S. GAAP	$3,500	$836	23.9%
Restructuring costs - divestiture of two non-U.S. entities	228	—
Excess stock-based compensation	—	4
Annual effective tax rate, excluding discrete items	$3,728	$840	22.5%

Excess stock-based compensation	—	(4)
Other restructuring (income) costs	30	6

Three Months Ended June 30, 2024 - Adjusted	$3,758	$842

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 16 to 26 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,674	$15,840	$29,052	$30,800
Revenues of Financial Products	895	849	1,766	1,688
Total sales and revenues	16,569	16,689	30,818	32,488

Operating costs:
Cost of goods sold	10,807	10,150	19,772	19,812
Selling, general and administrative expenses	1,694	1,652	3,287	3,229
Research and development expenses	551	535	1,031	1,055
Interest expense of Financial Products	336	314	662	612
Other operating (income) expenses	321	556	627	779
Total operating costs	13,709	13,207	25,379	25,487

Operating profit	2,860	3,482	5,439	7,001

Interest expense excluding Financial Products	126	137	242	280
Other income (expense)	84	155	191	311

Consolidated profit before taxes	2,818	3,500	5,388	7,032

Provision (benefit) for income taxes	646	836	1,220	1,524
Profit of consolidated companies	2,172	2,664	4,168	5,508

Equity in profit (loss) of unconsolidated affiliated companies	7	17	14	27

Profit of consolidated and affiliated companies	2,179	2,681	4,182	5,535

Less: Profit (loss) attributable to noncontrolling interests	—	—	—	(2)

Profit [1]	$2,179	$2,681	$4,182	$5,537

Profit per common share	$4.64	$5.50	$8.85	$11.28
Profit per common share — diluted [2]	$4.62	$5.48	$8.82	$11.23

Weighted-average common shares outstanding (millions)
– Basic	469.7	487.2	472.4	490.7
– Diluted [2]	471.5	489.5	474.5	493.3

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$5,442	$6,889
Receivables – trade and other	9,704	9,282
Receivables – finance	10,147	9,565
Prepaid expenses and other current assets	2,867	3,119
Inventories	18,595	16,827
Total current assets	46,755	45,682

Property, plant and equipment – net	13,896	13,361
Long-term receivables – trade and other	1,607	1,225
Long-term receivables – finance	13,835	13,242
Noncurrent deferred and refundable income taxes	3,427	3,312
Intangible assets	321	399
Goodwill	5,331	5,241
Other assets	5,153	5,302
Total assets	$90,325	$87,764

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$4,485	$4,393
Accounts payable	8,563	7,675
Accrued expenses	5,207	5,243
Accrued wages, salaries and employee benefits	1,618	2,391
Customer advances	3,412	2,322
Dividends payable	707	674
Other current liabilities	2,627	2,909
Long-term debt due within one year:
-- Machinery, Energy & Transportation	30	46
-- Financial Products	8,285	6,619
Total current liabilities	34,934	32,272

Long-term debt due after one year:
-- Machinery, Energy & Transportation	10,654	8,564
-- Financial Products	17,294	18,787
Liability for postemployment benefits	3,611	3,757
Other liabilities	5,169	4,890
Total liabilities	71,662	68,270

Shareholders’ equity
Common stock	6,143	6,941
Treasury stock	(47,958)	(44,331)
Profit employed in the business	62,160	59,352
Accumulated other comprehensive income (loss)	(1,684)	(2,471)
Noncontrolling interests	2	3
Total shareholders’ equity	18,663	19,494
Total liabilities and shareholders’ equity	$90,325	$87,764

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30,
	2025	2024
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,182	$5,535
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,094	1,055
Provision (benefit) for deferred income taxes	(110)	(133)
(Gain) loss on divestiture	—	164
Other	398	105
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(319)	(245)
Inventories	(1,639)	(643)
Accounts payable	973	(21)
Accrued expenses	(12)	69
Accrued wages, salaries and employee benefits	(805)	(1,056)
Customer advances	1,276	341
Other assets – net	(90)	20
Other liabilities – net	(537)	(118)
Net cash provided by (used for) operating activities	4,411	5,073
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,265)	(841)
Expenditures for equipment leased to others	(608)	(614)
Proceeds from disposals of leased assets and property, plant and equipment	365	342
Additions to finance receivables	(7,064)	(7,446)
Collections of finance receivables	6,399	6,743
Proceeds from sale of finance receivables	18	37
Investments and acquisitions (net of cash acquired)	(21)	(32)
Proceeds from sale of businesses and investments (net of cash sold)	12	(61)
Proceeds from maturities and sale of securities	1,328	2,574
Investments in securities	(618)	(523)
Other – net	(53)	57
Net cash provided by (used for) investing activities	(1,507)	236
Cash flow from financing activities:
Dividends paid	(1,336)	(1,283)
Common stock issued, including treasury shares reissued	(59)	8
Payments to purchase common stock	(4,488)	(6,275)
Excise tax paid on purchases of common stock	(73)	—
Proceeds from debt issued (original maturities greater than three months)	5,707	4,151
Payments on debt (original maturities greater than three months)	(4,168)	(5,217)
Short-term borrowings – net (original maturities three months or less)	72	687
Net cash provided by (used for) financing activities	(4,345)	(7,929)
Effect of exchange rate changes on cash	(7)	(17)
Increase (decrease) in cash, cash equivalents and restricted cash	(1,448)	(2,637)
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,985
Cash, cash equivalents and restricted cash at end of period	$5,448	$4,348

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,674	$15,674	$—	$—
Revenues of Financial Products	895	—	1,081	(186)	1
Total sales and revenues	16,569	15,674	1,081	(186)

Operating costs:
Cost of goods sold	10,807	10,809	—	(2)	2
Selling, general and administrative expenses	1,694	1,497	209	(12)	2
Research and development expenses	551	551	—	—
Interest expense of Financial Products	336	—	342	(6)	2
Other operating (income) expenses	321	22	318	(19)	2
Total operating costs	13,709	12,879	869	(39)

Operating profit	2,860	2,795	212	(147)

Interest expense excluding Financial Products	126	130	—	(4)	3
Other income (expense)	84	(101)	42	143	4

Consolidated profit before taxes	2,818	2,564	254	—

Provision (benefit) for income taxes	646	585	61	—
Profit of consolidated companies	2,172	1,979	193	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—

Profit of consolidated and affiliated companies	2,179	1,986	193	—

Less: Profit (loss) attributable to noncontrolling interests	—	(1)	1	—

Profit [5]	$2,179	$1,987	$192	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,840	$15,840	$—	$—
Revenues of Financial Products	849	—	1,043	(194)	1
Total sales and revenues	16,689	15,840	1,043	(194)

Operating costs:
Cost of goods sold	10,150	10,152	—	(2)	2
Selling, general and administrative expenses	1,652	1,449	185	18	2
Research and development expenses	535	535	—	—
Interest expense of Financial Products	314	—	314	—
Other operating (income) expenses	556	43	560	(47)	2
Total operating costs	13,207	12,179	1,059	(31)

Operating profit	3,482	3,661	(16)	(163)

Interest expense excluding Financial Products	137	137	—	—
Other income (expense)	155	(21)	13	163	3

Consolidated profit before taxes	3,500	3,503	(3)	—

Provision (benefit) for income taxes	836	786	50	—
Profit of consolidated companies	2,664	2,717	(53)	—

Equity in profit (loss) of unconsolidated affiliated companies	17	17	—	—

Profit of consolidated and affiliated companies	2,681	2,734	(53)	—

Less: Profit (loss) attributable to noncontrolling interests	—	—	—	—

Profit [4]	$2,681	$2,734	$(53)	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$29,052	$29,052	$—	$—
Revenues of Financial Products	1,766	—	2,129	(363)	1
Total sales and revenues	30,818	29,052	2,129	(363)

Operating costs:
Cost of goods sold	19,772	19,776	—	(4)	2
Selling, general and administrative expenses	3,287	2,905	405	(23)	2
Research and development expenses	1,031	1,031	—	—
Interest expense of Financial Products	662	—	668	(6)	2
Other operating (income) expenses	627	30	643	(46)	2
Total operating costs	25,379	23,742	1,716	(79)

Operating profit	5,439	5,310	413	(284)

Interest expense excluding Financial Products	242	249	—	(7)	3
Other income (expense)	191	(146)	60	277	4

Consolidated profit before taxes	5,388	4,915	473	—

Provision (benefit) for income taxes	1,220	1,105	115	—
Profit of consolidated companies	4,168	3,810	358	—

Equity in profit (loss) of unconsolidated affiliated companies	14	14	—	—

Profit of consolidated and affiliated companies	4,182	3,824	358	—

Less: Profit (loss) attributable to noncontrolling interests	—	(1)	1	—

Profit [5]	$4,182	$3,825	$357	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$30,800	$30,800	$—	$—
Revenues of Financial Products	1,688	—	2,072	(384)	1
Total sales and revenues	32,488	30,800	2,072	(384)

Operating costs:
Cost of goods sold	19,812	19,816	—	(4)	2
Selling, general and administrative expenses	3,229	2,862	363	4	2
Research and development expenses	1,055	1,055	—	—
Interest expense of Financial Products	612	—	612	—
Other operating (income) expenses	779	2	845	(68)	2
Total operating costs	25,487	23,735	1,820	(68)

Operating profit	7,001	7,065	252	(316)

Interest expense excluding Financial Products	280	280	—	—
Other income (expense)	311	(41)	36	316	3

Consolidated profit before taxes	7,032	6,744	288	—

Provision (benefit) for income taxes	1,524	1,401	123	—
Profit of consolidated companies	5,508	5,343	165	—

Equity in profit (loss) of unconsolidated affiliated companies	27	27	—	—

Profit of consolidated and affiliated companies	5,535	5,370	165	—

Less: Profit (loss) attributable to noncontrolling interests	(2)	(3)	1	—

Profit [4]	$5,537	$5,373	$164	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At June 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$5,442	$4,428	$1,014	$—
Receivables – trade and other	9,704	3,605	527	5,572	1,2
Receivables – finance	10,147	—	15,946	(5,799)	2
Prepaid expenses and other current assets	2,867	2,680	401	(214)	3
Inventories	18,595	18,595	—	—
Total current assets	46,755	29,308	17,888	(441)

Property, plant and equipment – net	13,896	10,035	3,861	—
Long-term receivables – trade and other	1,607	1,619	308	(320)	1,2
Long-term receivables – finance	13,835	—	14,708	(873)	2
Noncurrent deferred and refundable income taxes	3,427	3,680	131	(384)	4
Intangible assets	321	321	—	—
Goodwill	5,331	5,331	—	—
Other assets	5,153	3,747	2,420	(1,014)	5
Total assets	$90,325	$54,041	$39,316	$(3,032)

Liabilities
Current liabilities:
Short-term borrowings	$4,485	$—	$4,485	$—
Accounts payable	8,563	8,515	294	(246)	6,7
Accrued expenses	5,207	4,374	833	—
Accrued wages, salaries and employee benefits	1,618	1,580	38	—
Customer advances	3,412	3,387	3	22	7
Dividends payable	707	707	—	—
Other current liabilities	2,627	2,091	768	(232)	4,5,8
Long-term debt due within one year	8,315	30	8,285	—
Total current liabilities	34,934	20,684	14,706	(456)

Long-term debt due after one year	27,948	10,850	18,294	(1,196)	7,9
Liability for postemployment benefits	3,611	3,611	—	—
Other liabilities	5,169	4,199	1,376	(406)	4,5
Total liabilities	71,662	39,344	34,376	(2,058)

Shareholders’ equity
Common stock	6,143	6,143	905	(905)	10
Treasury stock	(47,958)	(47,958)	—	—
Profit employed in the business	62,160	57,238	4,912	10	10
Accumulated other comprehensive income (loss)	(1,684)	(731)	(953)	—
Noncontrolling interests	2	5	76	(79)	10
Total shareholders’ equity	18,663	14,697	4,940	(974)
Total liabilities and shareholders’ equity	$90,325	$54,041	$39,316	$(3,032)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,889	$6,165	$724	$—
Receivables – trade and other	9,282	3,463	688	5,131	1,2
Receivables – finance	9,565	—	14,957	(5,392)	2
Prepaid expenses and other current assets	3,119	2,872	401	(154)	3
Inventories	16,827	16,827	—	—
Total current assets	45,682	29,327	16,770	(415)

Property, plant and equipment – net	13,361	9,531	3,830	—
Long-term receivables – trade and other	1,225	500	86	639	1,2
Long-term receivables – finance	13,242	—	14,048	(806)	2
Noncurrent deferred and refundable income taxes	3,312	3,594	118	(400)	4
Intangible assets	399	399	—	—
Goodwill	5,241	5,241	—	—
Other assets	5,302	4,050	2,277	(1,025)	5
Total assets	$87,764	$52,642	$37,129	$(2,007)

Liabilities
Current liabilities:
Short-term borrowings	$4,393	$—	$4,393	$—
Accounts payable	7,675	7,619	331	(275)	6,7
Accrued expenses	5,243	4,589	654	—
Accrued wages, salaries and employee benefits	2,391	2,335	56	—
Customer advances	2,322	2,305	3	14	7
Dividends payable	674	674	—	—
Other current liabilities	2,909	2,388	696	(175)	4,8
Long-term debt due within one year	6,665	46	6,619	—
Total current liabilities	32,272	19,956	12,752	(436)

Long-term debt due after one year	27,351	8,731	18,787	(167)	9
Liability for postemployment benefits	3,757	3,757	—	—
Other liabilities	4,890	3,977	1,344	(431)	4
Total liabilities	68,270	36,421	32,883	(1,034)

Shareholders’ equity
Common stock	6,941	6,941	905	(905)	10
Treasury stock	(44,331)	(44,331)	—	—
Profit employed in the business	59,352	54,787	4,555	10	10
Accumulated other comprehensive income (loss)	(2,471)	(1,182)	(1,289)	—
Noncontrolling interests	3	6	75	(78)	10
Total shareholders’ equity	19,494	16,221	4,246	(973)
Total liabilities and shareholders’ equity	$87,764	$52,642	$37,129	$(2,007)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$4,182	$3,824	$358	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,094	716	378	—
Provision (benefit) for deferred income taxes	(110)	(88)	(22)	—
Other	398	357	(286)	327	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(319)	90	5	(414)	[1,2]
Inventories	(1,639)	(1,639)	—	—
Accounts payable	973	930	6	37	1
Accrued expenses	(12)	(64)	52	—
Accrued wages, salaries and employee benefits	(805)	(786)	(19)	—
Customer advances	1,276	1,276	—	—
Other assets – net	(90)	(133)	(3)	46	1
Other liabilities – net	(537)	(621)	128	(44)	1
Net cash provided by (used for) operating activities	4,411	3,862	597	(48)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,265)	(1,273)	(22)	30	1
Expenditures for equipment leased to others	(608)	(14)	(597)	3	1
Proceeds from disposals of leased assets and property, plant and equipment	365	36	362	(33)	1
Additions to finance receivables	(7,064)	—	(8,084)	1,020	2
Collections of finance receivables	6,399	—	7,278	(879)	2
Net intercompany purchased receivables	—	—	93	(93)	2
Proceeds from sale of finance receivables	18	—	18	—
Additions to intercompany receivables (original maturities greater than three months)	—	(1,000)	—	1,000	3
Collections of intercompany receivables (original maturities greater than three months)	—	—	35	(35)	3
Investments and acquisitions (net of cash acquired)	(21)	(21)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	12	—	—
Proceeds from maturities and sale of securities	1,328	1,026	302	—
Investments in securities	(618)	(278)	(340)	—
Other – net	(53)	(18)	(35)	—
Net cash provided by (used for) investing activities	(1,507)	(1,530)	(990)	1,013
Cash flow from financing activities:
Dividends paid	(1,336)	(1,336)	—	—
Common stock issued, including treasury shares reissued	(59)	(59)	—	—
Payments to purchase common stock	(4,488)	(4,488)	—	—
Excise tax paid on purchases of common stock	(73)	(73)	—	—
Proceeds from intercompany borrowings (original maturities greater than three months)	—	—	1,000	(1,000)	3
Payments on intercompany borrowings (original maturities greater than three months)	—	(35)	—	35	3
Proceeds from debt issued (original maturities greater than three months)	5,707	1,976	3,731	—
Payments on debt (original maturities greater than three months)	(4,168)	(35)	(4,133)	—
Short-term borrowings – net (original maturities three months or less)	72	—	72	—
Net cash provided by (used for) financing activities	(4,345)	(4,050)	670	(965)
Effect of exchange rate changes on cash	(7)	(21)	14	—
Increase (decrease) in cash, cash equivalents and restricted cash	(1,448)	(1,739)	291	—
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,170	726	—
Cash, cash equivalents and restricted cash at end of period	$5,448	$4,431	$1,017	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$5,535	$5,370	$165	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,055	662	393	—
Provision (benefit) for deferred income taxes	(133)	(81)	(52)	—
(Gain) loss on divestiture	164	(46)	210	—
Other	105	104	(280)	281	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(245)	195	96	(536)	[1,2]
Inventories	(643)	(638)	—	(5)	1
Accounts payable	(21)	6	(58)	31	1
Accrued expenses	69	(41)	110	—
Accrued wages, salaries and employee benefits	(1,056)	(1,035)	(21)	—
Customer advances	341	341	—	—
Other assets – net	20	(108)	5	123	1
Other liabilities – net	(118)	(156)	147	(109)	1
Net cash provided by (used for) operating activities	5,073	4,573	715	(215)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(841)	(831)	(13)	3	1
Expenditures for equipment leased to others	(614)	(10)	(612)	8	1
Proceeds from disposals of leased assets and property, plant and equipment	342	13	335	(6)	1
Additions to finance receivables	(7,446)	—	(7,951)	505	2
Collections of finance receivables	6,743	—	7,176	(433)	2
Net intercompany purchased receivables	—	—	(138)	138	2
Proceeds from sale of finance receivables	37	—	37	—
Net intercompany borrowings	—	—	9	(9)	3
Investments and acquisitions (net of cash acquired)	(32)	(32)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(61)	92	(153)	—
Proceeds from maturities and sale of securities	2,574	2,402	172	—
Investments in securities	(523)	(300)	(223)	—
Other – net	57	47	10	—
Net cash provided by (used for) investing activities	236	1,381	(1,351)	206
Cash flow from financing activities:
Dividends paid	(1,283)	(1,283)	—	—
Common stock issued, including treasury shares reissued	8	8	—	—
Payments to purchase common stock	(6,275)	(6,275)	—	—
Net intercompany borrowings	—	(9)	—	9	3
Proceeds from debt issued (original maturities greater than three months)	4,151	—	4,151	—
Payments on debt (original maturities greater than three months)	(5,217)	(1,014)	(4,203)	—
Short-term borrowings – net (original maturities three months or less)	687	—	687	—
Net cash provided by (used for) financing activities	(7,929)	(8,573)	635	9
Effect of exchange rate changes on cash	(17)	(7)	(10)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,637)	(2,626)	(11)	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$4,348	$3,485	$863	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of net proceeds and payments to/from ME&T and Financial Products.
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